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                                                                    EXHIBIT 10.5

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                                MERGER AGREEMENT


                                  by and among


                              PREMIER PAGING, INC.,

                      PREMIER PAGING OF NEW ORLEANS, INC.,

                  THE SHAREHOLDERS OF PREMIER PAGING, INC. AND
                      PREMIER PAGING OF NEW ORLEANS, INC.

                                       and


                              SATELLINK PAGING LLC


                          Dated as of January 27, 1998
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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE 1 CERTAIN DEFINITIONS ..............................................   1

ARTICLE 2 MERGERS ..........................................................   7

     2.01      Premier Merger ..............................................   7
     2.02      Premier New Orleans Merger ..................................   7
     2.03      Time and Place of Closing ...................................   7
     2.04      Effective Time ..............................................   8
     2.05      Articles of Organization ....................................   8
     2.06      Operating Agreement .........................................   8
     2.07      Manager .....................................................   8
     2.08      Name of Surviving Entity ....................................   8

ARTICLE 3 MANNER OF CONVERTING SHARES ......................................   8

     3.01      Conversion of Shares in Mergers .............................   8
     3.02      Exchange Procedures and Payments at Closing .................   9
     3.03      Determination of Amount of Payments .........................  10
     3.04      Rights of Shareholders ......................................  11

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF
     PREMIER, PREMIER NEW ORLEANS AND
     SHAREHOLDERS ..........................................................  11

     4.01      Organization and Good Standing, Power and Authority .........  11
     4.02      Capitalization and Ownership ................................  12
     4.03      Qualification ...............................................  13
     4.04      No Violation of applicable Laws or Agreements ...............  13
     4.05      Financial Statements ........................................  13
     4.06      Absence of Undisclosed Liabilities ..........................  14
     4.07      Absence of Certain Changes ..................................  14
     4.08      Tax Matters .................................................  14
     4.09      Pending Litigation or Proceedings ...........................  16
     4.10      Compliance With Applicable Laws .............................  16
     4.11      Assets ......................................................  16
     4.12      Contracts ...................................................  17
     4.13      Intellectual Property .......................................  18
     4.14      Consents and Approvals ......................................  19
     4.15      Employee Benefit Plans ......................................  19


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     4.16      Compensation Arrangements; Bank Accounts; Officers and
               Directors ...................................................  21
     4.17      Transactions With Related Parties ...........................  21
     4.18      Labor Relations .............................................  22
     4.19      Brokerage ...................................................  22
     4.20      Year 2000 ...................................................  22

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER ..........................  22

     5.01      Organization and Good Standing; Power and Authority .........  22
     5.02      No Violation of Applicable Laws or Agreements ...............  23
     5.03      Pending Litigation or Proceedings ...........................  23
     5.04      Brokerage ...................................................  23
     5.05      Consents and Approvals ......................................  23
     5.06      Buyer's Financial Statements ................................  23

ARTICLE 6 CERTAIN ADDITIONAL COVENANTS AND
     AGREEMENTS ............................................................  24

     6.01      Operation of Business Pending Closing .......................  24
     6.02      Access to Information .......................................  25
     6.03      Schedules ...................................................  25
     6.04      Best Efforts ................................................  25
     6.05      Exclusive Dealings ..........................................  25
     6.06      Expenses ....................................................  26
     6.07      Assignment of FCC License ...................................  26
     6.08      Irrevocable Appointment of Shareholder Representative .......  26
     6.09      Teletouch Litigation ........................................  28

ARTICLE 7 CONDITIONS TO CLOSING ............................................  28

     7.01      Conditions To Obligations Of Buyer ..........................  28
     7.02      Conditions to Obligations of Premier and Premier New
               Orleans .....................................................  30

ARTICLE 8 TERMINATION ......................................................  31

     8.01      When Agreement May be Terminated ............................  31
     8.02      Effect of Termination .......................................  32
     8.03      Payment of Expenses on Termination ..........................  32

ARTICLE 9 INDEMNIFICATION ..................................................  33

     9.01      Definitions .................................................  33
     9.02      Agreement of Seller Indemnitors to Indemnify ................  34
     9.03      Agreement of Buyer Indemnitor to Indemnify ..................  34


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     9.04      Procedures for Indemnification ..............................  35
     9.05      Third Party Claims ..........................................  36
     9.06      Other Rights and Remedies Not Affected ......................  37
     9.06      Time Limitations ............................................  37
     9.08      Limitations as to Amount ....................................  38
     9.09      Subrogation .................................................  38
     9.10      Buyer's Right of Set-Off ....................................  38

ARTICLE 10 MISCELLANEOUS ...................................................  39

     10.01     Nature And Survival Of Representations ......................  39
     10.02     Amendment ...................................................  39
     10.03     Waiver ......................................................  39
     10.04     Governing Law ...............................................  39
     10.05     Notices .....................................................  39
     10.06     Invalid Provision ...........................................  41
     10.07     Assignment ..................................................  41
     10.08     Binding Effect ..............................................  41
     10.09     Further Assurances ..........................................  41
     10.10     Headings ....................................................  41
     10.11     Person and Gender ...........................................  41
     10.12     Entire Agreement ............................................  41
     10.13     Arbitration .................................................  42
     10.14     Breakup Fee .................................................  42
     10.15     Execution in Counterparts ...................................  43


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EXHIBITS:

     A         Form of Promissory Note
     B         Premier and Premier New Orleans Legal Opinion
     C         Non-Compete Agreement
     D         Buyer Legal Opinion

SCHEDULES:

     I         Premier Shareholders
     II        Premier New Orleans Shareholders
     3.01(a)   Premier Common Stock Ownership
     3.01(c)   Premier New Orleans Common Stock Ownership
     3.02      Bank Debt
     4.01      Articles and Bylaws
     4.04(b)   No Violation of Agreements
     4.04(e)   Licenses
     4.05      Financial Statements
     4.08      Tax Matters
     4.10      Compliance With Applicable Laws
     4.11      Title to Assets
     4.12      Material Contracts
     4.13      Intellectual Property
     4.14      Consents and Approvals
     4.15      Employee Benefit Plans
     4.16      Compensation Arrangements; Bank Accounts; Officers and Directors
     4.17      Related Party Transactions
     5.06      Buyer Financial Statements


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                                MERGER AGREEMENT


      THIS MERGER AGREEMENT (this "Agreement") is made as of January 27, 1998 by and among SATELLINK PAGING LLC, a Georgia limited liability company ("Buyer"), PREMIER PAGING, INC., a Louisiana corporation ("Premier"), PREMIER PAGING OF NEW ORLEANS, INC., a Louisiana corporation ("Premier New Orleans"), the shareholders of Premier listed on Schedule I hereto and the Shareholders of Premier New Orleans listed on Schedule II hereto (each a person listed on either Schedule I or Schedule II shall be referred to as a "Shareholder" and collectively, such persons shall be referred to as the "Shareholders").

                                   Background

      The Manager of Buyer and the Boards of Directors of Premier and Premier New Orleans, respectively, are of the opinion that the transactions described herein are in the best interests of the parties hereto and their respective members and shareholders. This Agreement provides for the acquisition of Premier and Premier New Orleans by Buyer pursuant to the merger of each of Premier and Premier New Orleans with and into Buyer. At the effective time of such merger, each outstanding share of capital stock of Premier and Premier New Orleans, respectively, shall, subject to the terms and conditions of this Agreement, be converted into the right to receive a cash payment from Buyer and each of Premier and Premier New Orleans shall be merged with and into Buyer. Shareholders are the record and beneficial owners of all of the issued and outstanding shares of Premier and Premier New Orleans capital stock (the "Premier Shares" and the "Premier New Orleans Shares," respectively and, together, the "Shares"). Shareholders desire to sell and Buyer desires to purchase all of the Shares, upon the terms and conditions set forth in this Agreement.

                                    Agreement

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      As used herein and in the Schedules and Exhibits hereto, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acquisition Proposal" is defined in Section 6.05.
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      "Affiliate" is defined in Section 4.15(g).

      "Agreement" means this Merger Agreement and all Schedules and Exhibits hereto, as the same may be supplemented, modified or amended from time to time.

      "Applicable Law" means, to the Knowledge of Premier or Premier New Orleans, all applicable and currently in force provisions of constitutions, statutes, laws, rules, regulations and orders of all Governmental Authorities.

      "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, movable or immovable, corporeal or incorporeal, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of any such Person and wherever located, including goodwill.

      "Bank Debt" is defined in Section 3.02.

      "Benefit Plans" is defined in Section 4.15(a).

      "Breakup Fee" is defined in Section 10.14.

      "Buyer" is defined in the first paragraph of this Agreement.

      "Buyer Financial Statements" is defined in Section 5.06.

      "Buyer Indemnitee" is defined in Section 9.01

      "Buyer Indemnitor" is defined in Section 9.01.

      "Closing" means the consummation of the transactions described in this Agreement, and "Closing Date" means the date upon which such consummation occurs.

      "Closing Balance Sheet" is defined in Section 3.03(a).

      "Closing Financial Data" is defined in Section 3.03(a).

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Confidential Information" means any confidential or proprietary information about Premier or Premier New Orleans, provided that it does not include information which Buyer can demonstrate (i) is or becomes generally available to or known by the public other than as a result of improper disclosure by Buyer or (ii) is obtained by Buyer


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from a source other than Premier or Premier New Orleans, provided that such source was not bound by a duty of confidentiality to Premier or Premier New Orleans with respect to such information or (iii) Buyer independently develops, without recourse to the Confidential Information.

      "Determination" is defined in Section 3.03(b).

      "Effective Time" means the date and time on which the Merger becomes effective with the Secretary of State of Georgia.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      "Estimated Balance Sheet" is the unaudited combined balance sheet of Premier and Premier New Orleans, dated as of the most recent available date prior to the Closing Date, but not earlier than December 31, 1997.

      "Estimated Payment" an amount equal to the Net Equity Value of Premier and Premier New Orleans as shown on the Estimated Balance Sheet.

      "FCC" means the Federal Communications Commission.

      "FCC License" means all of the right, title and interest of Premier, Premier New Orleans and/or any Shareholder in and to licenses, permits, certificates and governmental authorizations of Premier, Premier New Orleans and/or any Shareholder related to the operation of a radio station, including, without limitation, FCC licenses for call signs WPJW65l, WPJW652, WPJW654, WPKC692, WPDY8l2, WNXU595, WPBU589, WNWE699 and WPKC242.

      "Financial Statements" is defined in Section 4.05.

      "Former Affiliate" is defined in Section 4.15(g).

      "GAAP" consists of the official publications of the American Institute of Certified Public Accountants. These official publications consist of Accounting Principles, Board Opinions, Financial Accounting Standards Board Statements, and Accounting Research Bulletins. In the event there is no official pronouncement, the consensus of the accounting profession, as manifested in textbooks, for example, determines GAAP.

      "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.


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      "Gross Enterprise Value" of Premier and Premier New Orleans, collectively, shall be $4,300,000, plus: (i) the aggregate purchase price of all new pagers held in inventory at Closing by Premier or Premier New Orleans in excess of 50 units; and (ii) the net value of all accounts receivable (net of any reserves for doubtful or uncollectable accounts, computed on the same basis as used in computing the reserves on the Financial Statements) for service already provided by Premier or Premier New Orleans and reflected on the Estimated Balance Sheet and the Closing Balance Sheet, as applicable.

      "Hart-Scott Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all regulations promulgated thereunder.

      "Indemnification Claim" is defined in Section 9.01.

      "Indemnitees" is defined in Section 9.01.

      "Indemnitors" is defined in Section 9.01.

      "Intellectual Property" means all patents, designs, art work, designs-in progress, formulations, know-how, prototypes, inventions, trademarks, trade names, trade styles, service marks, and copyrights owned or held by Premier or Premier New Orleans and related to Premier's or Premier New Orleans' business; all registrations thereof and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets or processes owned by or belonging to Premier or Premier New Orleans and related to Premier's or Premier New Orleans' business; all computer software (including documentation and related object and, if applicable, source codes) owned by or belonging to Premier or Premier New Orleans and related to Premier's or Premier New Orleans' business; and all confidential or proprietary information that are either (i) owned by Premier or Premier New Orleans and related to Premier's or Premier New Orleans' business, whether or not reflected on the books and records of Premier or Premier New Orleans, or (ii) as to which Premier or Premier New Orleans has rights as licensee, constituting all of the intellectual property of Premier or Premier New Orleans used exclusively in Premier's or Premier New Orleans' business.

      "Knowledge" with respect to Premier or Premier New Orleans, means those facts known by any Shareholder and, with respect to Buyer, means those facts known by Jerry W. Mayfield or Daniel D. Lensgraf.

      "Letter of Intent" means that certain Letter of Intent dated by Buyer on October 29, 1997 and approved and accepted by Premier and Premier New Orleans on October 29, 1997.

      "Losses" is defined in Section 9.01.

      "Management Shareholders" means Philip L. Fritz, Libbie M. Fritz, Robert
A. Hebert, Connie Beaudreax and Gary L. Magee.


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      "Material Adverse Effect" means a material adverse effect to the property, business, operations, or financial condition of Premier, Premier New Orleans or Buyer, as the case may be.

      "Material Contracts" is defined in Section 4.12.

      "Mergers" means the Premier Merger and the Premier New Orleans Merger.

      "Net Equity Value" of Premier and Premier New Orleans, collectively, is the amount equal to the Gross Enterprise Value less all (i) liabilities of Premier and Premier New Orleans, collectively, which are required by GAAP to be reflected on Premier's or Premier New Orleans' balance sheets, including any amounts owed by Premier or Premier New Orleans for the repayment of Bank Debt in accordance with Section 3.02; and (ii) the aggregate amount of the Premier Preferred Stock Payments and the Premier New Orleans Preferred Stock Payments, provided however, that any amounts owed by any Shareholder to Premier or Premier New Orleans shall be repaid prior to the computation of Net Equity Value.

      "Note" means the promissory note substantially in the form of Exhibit A issued by Buyer in respect of the deferred portion of the Purchase Price.

      "Notification Period" is defined in Section 3.03(b).

      "Payments" means, collectively, the Premier Common Stock Payment, the Premier Preferred Stock Payment, the Premier New Orleans Common Stock Payment and the Premier New Orleans Preferred Stock Payment.

      "Permitted Encumbrances" means (i) liens for taxes not yet due and payable, (ii) personal property leases, and (iii) with respect to Real Property, privileges, easements, rights of way, licenses, covenants, zoning and other restrictions of record, which individually or in the aggregate do not affect the current uses of the Real Property.

      "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "Premier" is defined in the first paragraph of this Agreement.

      "Premier Articles of Merger" means the Articles of Merger reflecting the Premier Merger as filed with the Secretary of State of Georgia.

      "Premier Common Stock" means the common stock, no par value per share, of Premier.


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      "Premier Common Stock Payment" is defined in Section 3.01.

      "Premier Merger" means the merger of Premier with and into Buyer in accordance with this Agreement and the Georgia Limited Liability Company Act.

      "Premier New Orleans" is defined in the first paragraph of this Agreement.

      "Premier New Orleans Articles of Merger" means the Articles of Merger reflecting the Premier New Orleans Merger as filed with the Secretary of State of Georgia.

      "Premier New Orleans Common Stock" means the common stock, no par value per share, of Premier New Orleans.

      "Premier New Orleans Common Stock Payment" is defined in Section 3.01.

      "Premier New Orleans Merger" means the merger of Premier New Orleans with and into Buyer in accordance with this Agreement and the Georgia Limited Liability Company Act.

      "Premier New Orleans Preferred Stock" means the preferred stock, $1,000 par value per share of Premier New Orleans.

      "Premier New Orleans Preferred Stock Payment" is defined in Section 3.01.

      "Premier Preferred Stock" means the preferred stock, $1,000 par value per share of Premier.

      "Premier New Orleans Shares" is defined in the second paragraph of this Agreement.

      "Premier Preferred Stock Payment" is defined in Section 3.01.

      "Premier Shares" is defined in the second paragraph of this Agreement.

      "Purchase Adjustment Amount" means the amount, if any, by which the Payments differ from the Estimated Payment.

      "Related Party" means any of the officers or directors of any of Premier or Premier New Orleans; any affiliate or relative of any such person; or any business or entity in which Premier or Premier New Orleans or any affiliate or relative of any such person has any direct or material indirect interest.

      "Representative" is defined in Section 6.08.


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      "Seller Indemnitee" is defined in Section 9.01.

      "Seller Indemnitor" is defined in Section 9.01.

      "Seller Management Indemnitor" is defined in Section 9.01.

      "Seller Non-Management Indemnitor" is defined in Section 9.01.

      "Shareholder" is defined in the first paragraph of this Agreement.

      "Shares" is defined in the second paragraph of this Agreement.

      "Surviving Entity" means the entity surviving the Merger.

      "Tax Returns" means all returns or reports, including accompanying schedules, with respect to Taxes.

      "Taxes" means all federal, state, local and foreign income, premium, payroll, withholding, excise, sales, use, real and personal property, use and occupation, mercantile, capital stock, franchise and other taxes, including interest and penalties thereon and all estimated taxes.

      "Third Party Claim" is defined in Section 9.01.

                                    ARTICLE 2
                                     MERGERS

      2.01 Premier Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Premier shall be merged with and into Buyer in accordance with the applicable provisions of the Georgia Limited Liability Company Act and the Louisiana Business Corporation Law. Buyer shall be the Surviving Entity resulting from the Premier Merger and shall continue to be governed by the laws of the State of Georgia. The Premier Merger shall be consummated pursuant to the terms of this Agreement, which has been approved by the Manager and Board of Directors of Buyer and Premier, respectively.

      2.02 Premier New Orleans Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Premier New Orleans shall be merged with and into Buyer in accordance with the applicable provisions of the Georgia Limited Liability Company Act and the Louisiana Business Corporation Law. Buyer shall be the Surviving Entity resulting from the Premier New Orleans Merger and shall continue to be governed by the laws of the State of Georgia. The Premier New Orleans Merger shall be consummated pursuant to the terms of this Agreement, which has been approved by the Manager and Board of Directors of Buyer and Premier New Orleans, respectively.


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      2.03 Time and Place of Closing. The Closing will take place at 9:00 AM
(Atlanta, Georgia time) on the last business day of the month in which the FCC approves the transfer of the FCC Licenses to Buyer pursuant to Section 6.08, provided however, that if such approval is received on or after the twenty-fifth
(25th) calendar day of such month, then the Closing will take place at 9:00 AM (Atlanta, Georgia time) on the fifth business day of the following month. The place of the Closing will be at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, or such other place as may be mutually agreed upon by the parties.

      2.04 Effective Time. The Mergers and other transactions contemplated by this Agreement shall become effective on the later of the date and at the later of the time the Premier Articles of Merger reflecting the Premier Merger and the Premier New Orleans Articles of Merger reflecting the Premier New Orleans Merger become effective with the Secretary of State of Georgia. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon by the parties in writing, the parties shall use their reasonable efforts to cause the Effective Time to occur at the close of business on the Closing Date.

      2.05 Articles of Organization. The articles of organization of Buyer in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Entity at the Effective Time.

      2.06 Operating Agreement. The operating agreement of Buyer in effect immediately prior to the Effective Time shall be the operating agreement of the Surviving Entity at the Effective Time.

      2.07 Manager. From and after the Effective Time, the Manager of Buyer in office immediately prior to the Effective Time shall remain the Manager of the Surviving Entity and shall continue to hold such office from the Effective Time until its successor is appointed in the manner provided by the operating agreement of the Surviving Entity.

      2.08 Name of Surviving Entity. The name of the Surviving Entity will be Satellink Paging LLC.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

      3.01 Conversion of Shares in Mergers. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Mergers and without any action on the part of the Shareholders the shares of capital stock of Premier and Premier New Orleans, respectively, issued and outstanding at the Effective Time shall be converted as follows:

            (a) Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be


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converted into and exchanged for: (i) an immediate payment equal to a cash payment of an amount equal to ((sixty percent (60%) of the Net Equity Value less $516,000) multiplied by a fraction, the numerator of which shall be equal to the number of shares of Premier Common Stock held by such Shareholder and set forth on Schedule 3.01(a) and the denominator of which shall be the total number of shares of Premier Common Stock outstanding as of the Closing Date); and (ii) a deferred payment equal to a cash payment of ($516,000 multiplied by a fraction, the numerator of which shall be equal to the number of shares of Premier Common Stock held by such Shareholder and the denominator of which shall be the total number of shares of Premier Common Stock outstanding as of the Closing Date), plus interest, as evidenced by the Note (the "Premier Common Stock Payment");

            (b) Each share of Premier Preferred Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for an immediate payment equal to a cash payment of one thousand dollars ($1,000) (the "Premier Preferred Stock Payment");

            (c) Each share of Premier New Orleans Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for: (i) an immediate payment equal to a cash payment of an amount equal to ((forty percent (40%) of the Net Equity Value less $344,000) multiplied by a fraction, the numerator of which shall be equal to the number of shares of Premier New Orleans Common Stock held by such Shareholder and set forth on Schedule 3.01(c) and the denominator of which shall be the total number of shares of Premier New Orleans Common Stock outstanding as of the Closing Date); and (ii) a deferred payment equal to a cash payment of an amount equal to ($344,000 multiplied by a fraction, the numerator of which shall be equal to the number of shares of Premier New Orleans Common Stock held by such Shareholder and the denominator of which shall be the total number of shares of Premier New Orleans Common Stock outstanding as of the Closing Date) plus interest, as evidenced by the Note (the "Premier New
Orleans Common Stock Payment"); and

            (d) Each share of Premier New Orleans Preferred Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged an immediate payment equal to a cash payment of one thousand dollars ($1,000) (the "Premier New Orleans Preferred Stock Payment").

      3.02 Exchange Procedures and Payments at Closing. At the Closing, each Shareholder shall surrender the certificate or certificates representing the shares of Premier Common Stock, Premier Preferred Stock, Premier New Orleans Common Stock and Premier New Orleans Preferred Stock issued and outstanding at the Effective Time to Buyer, all such certificates to be duly endorsed in blank or accompanied by a duly executed assignment separate from such certificate. Shareholders shall, upon surrender of such certificate or certificates, receive in exchange therefor on the Closing Date; (i) a cashier's check or a wire transfer in an amount equal to the cash portion of each of the


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Payments, less such Shareholder's pro rata portion of the fee payable to Daniels
& Associates, which fee shall be paid by wire transfer to Daniels & Associates; and (ii) the Note in an amount equal to the deferred portion of each of the Payments to which such Shareholder is entitled. Prior to delivering the aforementioned payment to Shareholders, Buyer shall deliver to each of Premier's and Premier New Orleans' lenders a wire transfer in an amount equal to the amount necessary to repay all debts for money borrowed of Premier or Premier New Orleans ("Bank Debt") set forth on Schedule 3.02, including all interest and prepayment penalties due and payable.

      3.03 Determination of Amount of Payments.

            (a) Within thirty (30) days after the Closing Date, Shareholders will cause to be prepared and delivered to Buyer an unaudited balance sheet of each of Premier and Premier New Orleans as of the close of business on the Closing Date (the "Closing Balance Sheets"), which Closing Balance Sheets shall be accompanied by a Schedule setting forth the difference, if any, between the Net Equity Value of Premier and Premier New Orleans based on the Closing Balance Sheet and the Net Equity Value of Premier and Premier New Orleans based on the Estimated Balance Sheet (collectively, the "Closing Financial Data"), prepared in accordance with GAAP.

            (b) Within thirty (30) days after receipt of the Closing Financial Data (the "Notification Period"), Buyer will notify Shareholders in writing of any objections Buyer may have to the Closing Financial Data. In the absence of such written objections timely made, Buyer shall be deemed to have approved the Closing Financial Data for purposes of the adjustment, if any, to be made pursuant to this Section 3.03 on the expiration of the Notification Period. If Buyer timely notifies Shareholders in writing of objections to the Closing Financial Data, and if any such objections cannot be resolved by Shareholders and Buyer within thirty (30) days after receipt by Shareholders of such objections, such dispute shall immediately be referred to a mutually satisfactory independent certified public accounting firm of national reputation which has not been employed by either Buyer, Premier or Premier New Orleans, or any affiliate of either Buyer, Premier or Premier New Orleans, during the one
(1) year preceding the date of such referral and which has agreed to meet the time deadlines imposed herein. The determination of such firm with respect to such dispute (the "Determination"), which shall occur on or prior to ninety (90) days after the Closing Financial Data has been received by Buyer, shall be conclusive and binding on the parties hereto. Buyer and Shareholders shall each pay one-half of the fees of such firm incurred in resolving such dispute. Premier and Premier New Orleans shall, upon request of Buyer make available to Arthur Andersen & Co., accountants for Buyer, all work papers prepared in connection with the preparation of the Closing Balance Sheet.

            (c) If the aggregate amount of the Payments based upon the Net Equity Value of Premier and Premier New Orleans based on the Closing Balance Sheet (as the same may be adjusted as a result of any agreement between Shareholders and Buyer with respect to any objection raised by Buyer or as a result of the Determination) is


                                      -10-
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greater than the Estimated Payment based upon the Net Equity Value of Premier and Premier New Orleans based on the Estimated Balance Sheet, Buyer shall pay to each Shareholders an amount equal to each Shareholder's pro rata portion of such difference. Such payment shall be made by wire transfer within two (2) business days following the earliest to occur of (i) final approval of the Closing Financial Data by Buyer, (ii) expiration of the Notification Period with no written objections being received by Shareholders, or (iii) receipt by Shareholders and Buyer of the Determination. If, however, the aggregate amount of the Payments based on the Net Equity Value of Premier and Premier New Orleans based on the Closing Balance Sheet (as the same may be adjusted as a result of any agreement between Shareholders and Buyer with respect to any objection raised by Buyer or as a result of the Determination) is less than the Estimated Payment based on the Net Equity Value of Premier and Premier New Orleans based on the Estimated Balance Sheet, Shareholders shall pay to the Buyer an amount equal to such difference. Such payment shall be made (A) first by offsetting against the Note each Shareholder's pro rata portion of such difference, and (B) the balance, if any, by wire transfer to the account of Buyer within two (2) business days following the earliest to occur of (i) final approval of the Closing Financial Data by Buyer, (ii) expiration of the Notification Period with no written objections being received by Shareholders, or (iii) receipt by Shareholders and Buyer of the Determination.

      3.04 Rights of Former Shareholders. At the Effective Time, the stock transfer books of each of Premier and Premier New Orleans shall be closed and no transfer of Capital Stock of Premier or Premier New Orleans shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.02 of this Agreement, each certificate theretofore representing shares of Premier Common Stock, Premier Preferred Stock, Premier New Orleans Common Stock and Premier New Orleans Preferred Stock shall from and after the Effective Time represent for all purposes only the right to receive the Payments.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                OF PREMIER, PREMIER NEW ORLEANS AND SHAREHOLDERS

      Premier, Premier New Orleans and Shareholders, jointly and severally, hereby represent and warrant to Buyer as of the date hereof as follows:

      4.01 Organization and Good Standing; Power and Authority. Each of Premier and Premier New Orleans is a corporation duly organized, validly existing and in good standing under the laws of the state of Louisiana. Each of Premier and Premier New Orleans has the requisite corporate power and authority to own or lease its properties and assets. Each of Premier, Premier New Orleans and each Shareholder which is a corporation, limited liability company, trust, escrow agent or benefit plan has the requisite power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions


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contemplated hereby. The execution, delivery and performance by each of Premier,
Premier New Orleans and each Shareholder which is a corporation, limited liability company, trust, escrow agent or benefit plan of its obligations under this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of each of Premier, Premier New Orleans and such Shareholder. This Agreement has been duly and validly executed and delivered by each of Premier, Premier New Orleans and each Shareholder and constitutes each of Premier's, Premier New Orleans' and Shareholder's valid and binding obligation, and is enforceable against each of Premier, Premier New Orleans and each Shareholder in accordance with its terms. The copies of the articles of incorporation and bylaws of each of Premier and Premier New Orleans, as amended to date, which are attached as Schedule 4.01, and copies of the corporate minutes of each of Premier and Premier New Orleans, which have been made available to Buyer for review, are correct and complete and are in full force and effect. The stock record books of each of Premier and Premier New Orleans, which have been made available to Buyer for review, contain complete and accurate records of the stock ownership of each of Premier and Premier New Orleans.

      4.02 Capitalization and Ownership.

            (a) Premier's authorized capital stock consists of ten thousand (10,000) shares of Common Stock, no par value, of which nine thousand nine hundred (9,900) shares are currently issued and outstanding and none of which are held in its treasury and three hundred (300) shares of Preferred Stock, $1,000 par value, of which one hundred (100) shares are currently issued and outstanding and none of which are held in its treasury. All of such outstanding shares of Premier have been duly authorized, validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of Premier has been issued in violation of any preemptive rights of the current or past shareholders of Premier. There are no outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of Premier and no securities convertible into or exchangeable for any of such capital stock. The Shareholders listed on Schedule 4.02(a) own all of the issued and outstanding shares of Premier Common Stock and Premier Preferred Stock, free and clear of all liens, privileges, pledges, mortgages, claims, charges, security interests and other encumbrances or adverse claims of any kind or nature. Premier does not, directly or indirectly, own any stock of, or any other interest in, any Person.

            (b) Premier New Orleans' authorized capital stock consists of ten thousand (10,000) shares of Common Stock, no par value, of which nine thousand five hundred (9,500) shares are currently issued and outstanding and none of which are held in its treasury and three hundred (300) shares of Preferred Stock, $1,000 par value, of which twenty-five (25) shares are currently issued and outstanding and none of which are held in its treasury. All of such outstanding shares of Premier New Orleans have been duly authorized, validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of Premier New Orleans has been issued in violation of any


                                      -12-
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preemptive rights of the current or past shareholders of Premier New Orleans.
There are no outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of Premier New Orleans and no securities convertible into or exchangeable for any of such capital stock. The Shareholders listed on Schedule 4.02(b) own all of the issued and outstanding shares of Premier New Orleans Common Stock and Premier New Orleans Preferred Stock, free and clear of all liens, privileges, pledges, mortgages, claims, charges, security interests and other encumbrances or adverse claims of any kind or nature. Premier does not, directly or indirectly, own any stock of, or any other interest in, any Person.

      4.03 Qualification. Each of Premier and Premier New Orleans is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification or licensing is necessary under all Applicable Laws.

      4.04 No Violation of Applicable Laws or Agreements. The execution and delivery of this Agreement by each of Premier and Premier New Orleans does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by each of Premier and Premier New Orleans, will not (a) violate or conflict with any provision of Premier's or Premier New Orleans' articles of incorporation or bylaws; (b) except as set forth on Schedule 4.04(b), violate, conflict with or result in the breach or termination of, or otherwise give any contracting party (which has not consented to such execution, delivery and consummation) the right to change the terms of, or to terminate or accelerate the maturity of, or constitute a default under the terms of, any indenture, mortgage, loan or credit agreement or any other material agreement (including, but not limited to airtime purchase agreements, tower leases and rental agreements) or instrument to which Premier or Premier New Orleans is a party or by which Premier, Premier New Orleans or any of their respective assets may be bound or affected; (c) violate any Applicable Law; (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon Premier's or Premier New Orleans' assets or give to others any interests or rights therein; other than any such conflicts, breaches, terminations, accelerations, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect; or (e) except for those licenses described on Schedule 4.04(e) as to which governmental approval is required in connection with the Merger, result in the revocation or suspension of any license or permit held by Premier or Premier New Orleans.

      4.05 Financial Statements. Attached hereto as Schedule 4.05 are (a) the unaudited consolidated balance sheets of each of Premier and Premier New Orleans as of August 31 and December 31, 1997 and the unaudited unconsolidated balance sheets of each of Premier and Premier New Orleans as of December 31, 1996, 1995 and 1994 and the related consolidated statements of income, stockholders' equity and statements of cash flows of each of Premier and Premier New Orleans for the eight months ended August 31, 1997 and the year ended December 31, 1997 and the related unconsolidated


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statements of income, stockholders' equity and statements of cash flows of each of the years ended December 31, 1996, 1995 and 1994 (the "Financial Statements"). The Financial Statements (a) have been prepared in accordance with GAAP consistently applied (except as may be indicated therein or in the notes thereto), (b) present fairly the financial position of each of Premier and Premier New Orleans as of the dates indicated and present fairly the results of each of Premier and Premier New Orleans operations for the periods then ended,
(c) are in accordance with the books and records of each of Premier and Premier New Orleans, which have been properly maintained and are complete and correct in all material respects, and (d) the aggregate reserve reflected therein was determined in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted therein), is fairly stated in accordance with sound actuarial principles and is in conformance with GAAP.

      4.06 Absence of Undisclosed Liabilities. Neither Premier nor Premier New Orleans has any liabilities, whether absolute, contingent or conditional, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier or Premier New Orleans, except liabilities which are accrued or reserved against in the consolidated balance sheets of Premier or Premier New Orleans as of August 31, 1997, included in the Financial Statements or reflected in the notes thereto. Neither Premier nor Premier New Orleans has incurred or paid any liability, whether absolute, contingent or conditional, since September 1, 1997, except for such liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier or Premier New Orleans or (ii) in connection with the transactions contemplated by this Agreement. Neither Premier nor Premier New Orleans is directly or indirectly liable, by guarantee, indemnity or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any liability, whether absolute or contingent, known or unknown, of any other Person.

      4.07 Absence of Certain Changes. Since September 1, 1997 (a) there have been no events, changes or occurrence having, or which would reasonably be expected to result in, a Material Adverse Effect upon Premier or Premier New Orleans, and (b) neither Premier nor Premier New Orleans has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken or omitted after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements of Premier or Premier New Orleans provided in Article 6. Since September 1, 1997, the business of each of Premier and Premier New Orleans has been conducted only in the ordinary and usual course consistent with past practice, except with respect to the transactions contemplated in this Agreement.

      4.08 Tax Matters.

            (a) All Tax Returns required to be filed by or on behalf of Premier and Premier New Orleans have been timely filed or requests for extensions have been timely


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filed, granted, and have not expired for periods ended on or before December 31,
1996, and on or before the date of the most recent applicable year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate. All Taxes and other related liabilities due and owing with respect to periods preceding the Effective Time have been paid, accrued on the Financial Statements or, in the case of financial statements Premier or Premier New
Orleans prepared in the ordinary course of business covering the period from January 1, 1997 through the Effective Time, will be accrued on such financial statements, whether or not such Taxes or other liabilities are shown on filed
Tax Returns. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation pending or, threatened with respect to any Taxes, except as reserved against in the Financial Statements. All Taxes and other liabilities due with respect to completed and settled examinations or concluded litigation regarding Tax Returns have been paid. Neither Premier nor Premier New Orleans has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency. There are no liens, privileges, pledges, mortgages or security interests on any of the assets of Premier or Premier New Orleans resulting from any failure (or alleged failure) to pay any Tax. Attached to Schedule 4.08 are correct and complete copies of each of Premier's and Premier New Orleans' federal and state income tax returns for the years ended December 31, 1993, 1994, 1995 and 1996.

            (b) Neither Premier nor Premier New Orleans has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

            (c) Adequate provision for any Taxes due or to become due for each of Premier and Premier New Orleans for the period or periods through and including the Effective Date have been provided for on the Financial Statements in accordance with GAAP.

            (d) Deferred Taxes of each of Premier and Premier New Orleans have been provided for on the Financial Statements in accordance with GAAP.

            (e) Each of Premier and Premier New Orleans is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

            (f) Neither Premier nor Premier New Orleans has (i) filed any consent or agreement under Section 341(f) of the Code, (ii) applied for any tax ruling, (iii) entered into a closing agreement with any taxing authority, (iv) filed an election under Section 338(g) or 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (v) made any payments, or been a party to an agreement (including this


                                      -15-
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agreement) that under any circumstance would obligate Premier, Premier New
Orleans or the Surviving Corporation, to make payments that will not be deductible because of Section 280G or 162(m) of the Code, or (vi) been a party to any tax allocation or tax sharing agreement. Neither Premier nor Premier New Orleans is a "United States Real Property Holding Company" within the meaning of
Section 897 of the Code. Each of Premier and Premier New Orleans has disclosed in accordance with applicable law on its federal income tax returns all positions therein that could give rise to an understatement of federal income tax.

            (g) Neither Premier nor Premier New Orleans has (i) been a member of an affiliated group filing a consolidated federal income tax return or (ii) been liable for taxes of any person or entity under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

      4.09 Pending Litigation or Proceedings. There are no claims, suits, actions, proceedings, arbitrations or investigations pending or, to the knowledge of Premier and Premier New Orleans, threatened, against or otherwise relating to or involving Premier, Premier New Orleans or any of their respective properties or assets, the outcome of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or to affect the ability of Premier or Premier New Orleans to consummate the transactions contemplated by this Agreement.

      4.10 Compliance With Applicable Laws. To the knowledge of Premier and Premier New Orleans, neither Premier, Premier New Orleans nor any Shareholder is in violation of any Applicable Law. Each of Premier and Premier New Orleans holds all licenses, permits, registrations and other authorizations required to conduct Premier's and Premier New Orleans' business, and all such licenses, permits, registrations and other authorizations are listed on Schedule 4.10 and are valid and in full force and effect and there has occurred no default under any such license, permit, registration or other authorization is in material compliance with all such licenses, permits, registrations and authorizations. Neither Premier, Premier New Orleans nor any Shareholder is subject to any judgment, order, writ, injunction or decree issued by any court or any governmental agency.

      4.11 Assets.

            (a) Except as set forth on Schedule 4.11, each of Premier and Premier New Orleans has good, valid and marketable title, free and clear of all liens, pledges, mortgages, claims, charges, security interests and other encumbrances of any kind or nature to all of its Assets. All tangible and/or corporeal properties used in the business of either Premier or Premier New Orleans are in working condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with each of Premier's and Premier New Orleans' past practices.


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            (b) All items of inventory of each of Premier and Premier New
Orleans reflected on the most recent balance sheet included in the Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which each of Premier and Premier New Orleans is a part.

            (c) The accounts receivable of each of Premier and Premier New Orleans as set forth on the most recent balance sheet included in the Financial Statements delivered prior to the date of this agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims to the Knowledge of Premier or Premier New Orleans; and are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses on such balance sheet. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

            (d) All Assets which are material to each of Premier's and Premier New Orleans' business on a consolidated basis, held under leases or subleases by each of Premier and Premier New Orleans are held under valid Contracts that, to the knowledge of Premier and Premier New Orleans, are enforceable in accordance with their respective terms, and each such Contract is in full force and effect.

            (e) Neither Premier nor Premier New Orleans has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices of claims in excess of such amounts have been given by Premier or Premier New Orleans under such policies.

            (f) The Assets of each of Premier and Premier New Orleans include all Assets required to operate the business of each of Premier and Premier New Orleans as presently conducted.

      4.12 Contracts. The Assets of each of Premier and Premier New Orleans include all of the contracts, airtime purchase agreements, leases, warranties, commitments, agreements, arrangements and purchase and sales orders, whether oral or written, pursuant to which each of Premier and Premier New Orleans enjoys any right or benefit in connection with each of Premier's and Premier New Orleans' business, whether or not reflected upon the books and records of each of Premier and Premier New Orleans, together with the right of each of Premier and Premier New Orleans to receive income in respect of such contracts, leases, warranties, commitments, agreements, arrangements,

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and purchase and sales orders on and after the Closing Date. Schedule 4.12 contains a correct and complete list of all contracts, leases, warranties, legal commitments, agreements, arrangements, whether oral or written, pursuant to which each of Premier and Premier New Orleans enjoys any rights or benefits or undertakes any obligations or liabilities that (i) have a duration of twelve
(12) months or more and which are not terminable by Premier or Premier New Orleans without penalty upon thirty (30) days or less prior written notice, (ii) require or could reasonably be expected to require any party thereto to pay $5,000 or more, or (iii) are between Premier or Premier New Orleans and any shareholder or employee thereof or Related Party (collectively, the "Material Contracts"). All Material Contracts are in full force and effect, and neither Premier, Premier New Orleans nor, to the knowledge of Premier and Premier New Orleans, any other party thereto is in default under nor has any event occurred which with the passage of time or giving notice or both would result in any party to a Material Contract being in default under any of the terms thereof.

      4.13 Intellectual Property. Schedule 4.13 contains a true and correct list of all Intellectual Property owned or used by each of Premier and Premier New Orleans or any affiliate of Premier or Premier New Orleans relating to or used or useful in connection with each of Premier's and Premier New Orleans' business, containing a brief description of each item of Intellectual Property and the nature of Premier's and Premier New Orleans' interest therein. The Assets include and, upon the consummation of the transactions contemplated by this Agreement, Buyer will own or have the right to use all patents, designs, art work, designs-in-progress, formulations, know-how, inventions, trademarks, trade names, trade styles, service marks, copyrights, manufacturing processes, and confidential or proprietary information necessary for the conduct of each of Premier's and Premier New Orleans' business as presently conducted. No claim is pending or, to the Knowledge of Premier or Premier New Orleans threatened, and neither Premier nor Premier New Orleans has received notice that the conduct of Premier's or Premier New Orleans' business (including without limitation, each of Premier's and Premier New Orleans' use of any Intellectual Property) infringes upon or conflicts with any rights claimed therein by any third party, nor is Premier or Premier New Orleans aware of any unasserted claim the assertion of which is probable. To the knowledge of Premier and Premier New Orleans, no use by Premier or Premier New Orleans of any Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending, or to the knowledge of Premier or Premier New Orleans threatened, which alleges that any Intellectual Property owned or licensed by Premier or Premier New Orleans for use in Premier's or Premier New Orleans' business or which Premier or Premier New Orleans otherwise has the right to use is invalid or unenforceable by Premier or Premier New Orleans, nor is Premier or Premier New Orleans aware of any such claim that is unasserted, but the assertion of which is probable. With respect to each of Premier's and Premier New Orleans' business, neither Premier nor Premier New Orleans manufactures products which are the subject of patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade styles, service marks, or trade secrets owned by or licensed from third parties. No royalties or fees are payable by Premier or Premier New Orleans to anyone for use of the

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Intellectual Property. True, correct, and complete copies of all agreements pursuant to which Premier or Premier New Orleans has any license or right to use any Intellectual Property are attached to Schedule 4.13. All such agreements are in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with or without notice or lapse of time or both would constitute defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement. With respect to each of Premier's and Premier New Orleans' business, neither Premier nor Premier New Orleans has received any notice that any operation or machinery employed by Premier or Premier New Orleans, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party, nor is Premier or Premier New Orleans aware of any unasserted claim the assertion of which is probable. All Intellectual Property and registrations, applications, and agreements related thereto are fully assignable to Buyer without the consent of any third party.

      4.14 Consents and Approvals. Except as set forth on Schedule 4.14, the execution, delivery and performance of this Agreement by each of Premier and Premier New Orleans and the consummation of the transactions contemplated hereby do not require any consent, approval or authorization of, or registration or filing with, any Person or Governmental Authority.

      4.15 Employee Benefit Plans.

            (a) The only employee pension benefit plans (as defined in Section 3(2) of ERISA), welfare benefit plans (as defined in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive or other compensation plan or arrangement, and other material employee fringe benefit plans presently maintained by, or contributed to by Premier or Premier New Orleans for the benefit of any current or former employee of Premier or Premier New Orleans, other than a multiemployer plan as defined in Section 3(37) of the ERISA, are those listed on Schedule 4.15 (the "Benefit Plans").

            (b) Premier, Premier New Orleans and each of the Benefit Plans are in compliance with the applicable provisions of ERISA, and those provisions of the Code applicable to the Benefit Plans.

            (c) All contributions to, and payments from, the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

            (d) To the Knowledge of either Premier or Premier New Orleans, there are (i) no pending investigations by any Governmental Authority involving the Benefit Plans, (ii) no termination proceedings involving the Benefit Plans,
(iii) no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or

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claims to benefits under any Benefit Plan which could give rise to any material liability, and (iv) no facts which could give rise to any material liability in the event of such investigation, claim, suit or proceeding.

            (e) Neither the Benefit Plans, Premier, Premier New Orleans, nor any employee of Premier or Premier New Orleans nor any trusts created thereunder or any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could subject Premier or Premier New Orleans to the tax or penalty on prohibited transactions imposed by such Section 4975 or the sanctions imposed under Title I of ERISA. Neither the Benefit Plans nor any such trust has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof.

            (f) No Benefit Plan subject to Title IV of ERISA has incurred any material liability to the Pension Benefit Guaranty Corporation other than for the payment of premiums, all of which have been paid when due. No Benefit Plan has applied for or received a waiver of the minimum funding standards imposed by
Section 412 of the Code. Each of Premier and Premier New Orleans has furnished to Buyer the most recent actuarial report with respect to each Benefit Plan that is a defined benefit pension plan as defined by Section 3(35) of ERISA. The information supplied to the actuary by each of Premier and Premier New Orleans for use in preparing those reports was complete and accurate and neither Premier nor Premier New Orleans has reason to believe that the conclusions expressed in those reports are incorrect.

            (g) At no time for which any relevant statute of limitations remains open have (a) either Premier or Premier New Orleans, (b) any employer that is, together with Premier or Premier New Orleans, treated as a "single employer" under Section 414(b), 414(c) or 414(m) of the Code (an "Affiliate"), or (c) any employer that was at any time after September 2, 1984, an Affiliate of Premier or Premier New Orleans (a "Former Affiliate"), incurred any liability which could subject Buyer, Premier or Premier New Orleans to liability under Section 4062,4063 or 4064 of ERISA.

            (h) At no time for which any relevant statute of limitations remains open has Premier, Premier New Orleans or any Affiliate or Former Affiliate been required to contribute to, or incurred any withdrawal liability within the meaning of Section 4201 of ERISA, to any multiemployer pension plan, within the meaning of Section 3(37) of ERISA, which liability has not been fully paid as of the date hereof.

            (i) Each of Premier and Premier New Orleans has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Benefit Plan that is, or was during any taxable year of Premier or Premier New Orleans for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(l) of the Code.

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            (j) Neither Premier nor Premier New Orleans has incurred or is reasonably likely to incur any liability that is or could reasonably be expected to become a liability of Premier or Premier New Orleans with respect to any plan or arrangement that would be included within the definition of "Benefit Plan" hereunder but for the fact that such plan or arrangement was terminated before the date of this Agreement.

            (k) No payment which is or may be made by Premier or Premier New Orleans, or from any Benefit Plan, to any employee, former employee, director or agent of Premier or Premier New Orleans under the terms of any Benefit Plan, either alone or in conjunction with any other payment, will or could be characterized as an excess parachute payment under Section 280G of the Code.

            (l) Neither Premier nor Premier New Orleans has incurred any liability to provide death or medical benefits with respect to any current or former employee of Premier or Premier New Orleans beyond retirement or other termination of employment other than as required by Section 4890B of the Code, benefit provisions under any employee pension benefit plan, deferred compensation accrued on Premier's or Premier New Orleans' books, disability benefits which have been fully provided for by insurance or otherwise, or a severance pay plan.

      4.16 Compensation Arrangements; Bank Accounts; Officers and Directors.
Schedule 4.16 sets forth the following information including, where applicable, a copy of any relevant document reflecting such information:

            (a) the name and current annual salary, including any bonus, if applicable, of each of the present officers and employees of each of Premier and Premier New Orleans whose current annual salary, including any promised or customary bonus, equals or exceeds $50,000, together with a statement of the full amount of all cash remuneration paid by Premier or Premier New Orleans to each such person and to any director of Premier or Premier New Orleans, during the twelve-month period preceding the date hereof;

            (b) the name of each bank, brokerage house or other financial institution in which Premier or Premier New Orleans has an account or safe deposit box, the identifying numbers thereof, and the names of all persons authorized to draw thereon or to have access thereto; and

            (c) the name and title of each director and officer of each of Premier and Premier New Orleans and of each trustee, fiduciary or plan administrator of each Benefit Plan.

      4.17 Transactions With Related Parties. Except as set forth on Schedule 4.17, no Related Party:


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            (a) has borrowed money or loaned money to Premier or Premier New
Orleans which will not be repaid on or before Closing;

            (b) has any contractual or other claim against Premier or Premier New Orleans; or

            (c) had, since January 1, 1993, any interest in any property or assets used by Premier or Premier New Orleans in its business.

      4.18 Labor Relations. (a) No employee Premier nor Premier New Orleans is represented by any union or other labor organization; (b) there is no material unfair labor practice complaint against Premier or Premier New Orleans pending or overtly threatened before the National Labor Relations Board; and (c) there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving Premier or Premier New Orleans.

      4.19 Brokerage. Except for a fee to be paid by Shareholders to Daniels & Associates, which fee will be the sole obligation of Shareholders and will not be paid by Premier or Premier New Orleans, either directly or indirectly, at or prior to the Closing Date, neither Premier, Premier New Orleans nor any Shareholder has made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereby.

      4.20 Year 2000. Each of Premier's and Premier New Orleans' hardware and software systems include design, performance and functionality so that neither Premier nor Premier New Orleans reasonably expects to experience invalid or incorrect results or abnormal hardware or software operation related to calendar year 2000. Each of Premier's and Premier New Orleans' hardware and software systems include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Premier, Premier New Orleans and Shareholders as of the date hereof and in all cases to the Knowledge of Buyer as follows:

      5.01 Organization and Good Standing; Power and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Buyer has the requisite power and authority to own or lease its assets as now owned or leased, and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of its obligations under this Agreement,


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and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes
Buyer's valid and binding obligation, enforceable against Buyer in accordance with its terms.

      5.02 No Violation of Applicable Laws or Agreements. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by Buyer will not, (a) violate or conflict with any provision of Buyer's articles of organization or operating agreement, as the case may be; (b) violate, conflict with or result in the breach or termination of, require the consent of, or otherwise give any contracting party (which has not consented to such execution, delivery and consummation) the right to change the terms of, or to terminate or accelerate the maturity of, or constitute a default under the terms of, any indenture, mortgage, loan or credit agreement or any other material agreement or instrument to which Buyer is a party or by which any of its assets may be bound or affected; (c) violate any Applicable Law, other than any such conflicts, breaches, terminations, accelerations, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

      5.03 Pending Litigation or Proceedings. There are no claims, suits, actions, proceedings, arbitrations or investigations pending or, to the knowledge of Buyer, threatened, against or otherwise relating to or involving Buyer or any of its properties, the outcome of which would reasonably be expected to affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

      5.04 Brokerage. Buyer has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereby.

      5.05 Consents and Approvals. Except as set forth on Schedules 4.04(b), 4.04(e) and 4.14, the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not require any consent, approval or authorization of, or registration or filing with, any Person or Governmental Authority.

      5.06 Buyer's Financial Statements. Attached hereto as Schedule 5.06 are
(a) the audited consolidated balance sheets of Buyer as of July 31, 1997, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and statements of cash flows of Buyer for the fiscal years ended July 31, 1997, 1996 and 1995 (the "Buyer Financial Statements"). The Buyer Financial Statements
(a) have been prepared in accordance with GAAP consistently applied (except as may be indicated therein or in the notes thereto), (b) present fairly the financial position of Buyer as of the dates indicated and present fairly the results of Buyer's operations for the periods then ended, (c) are in accordance with the books and records of Buyer, which have been properly maintained and are complete and correct in all material respects, and (d) the aggregate reserve


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reflected therein was determined in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted therein), is fairly stated in accordance with sound actuarial principles and is in conformance with GAAP.

                                    ARTICLE 6
                   CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS

      6.01 Operation of Business Pending Closing.

            (a) Prior to the Closing Date, except as set forth in subsection (b) below and except as necessary to effect the transactions contemplated by this Agreement, or except with the prior consent of Buyer, each of Premier and Premier New Orleans shall conduct its business in the usual and ordinary course as currently being conducted, and without limiting the generality of the foregoing clause, neither Premier nor Premier New Orleans shall do any of the following:

                  (i) amend its articles of incorporation or bylaws, or merge, consolidate, liquidate or dissolve;

                  (ii) issue any capital stock, any securities convertible or exchangeable into capital stock, or any options, warrants or rights with respect to capital stock, or split, subdivide or reclassify its capital stock;

                  (iii) declare or pay any dividend or make any other distribution on its capital stock;

                  (iv) increase the compensation or benefits of officers or employees of Premier or Premier New Orleans or pay any bonuses except for normal and customary increases made or bonuses paid or accrued in accordance with past practices;

                  (v) create or incur any lien, encumbrance, mortgage, pledge, charge or security interest whatsoever on any of its properties; or, except for the issuance of insurance contracts or policies and the settlement of insurance claims in the ordinary course of business, incur or assume any guaranty or other liability to discharge an obligation of another, or incur or assume any obligations for money borrowed, or cancel or discount any material debt owed to it;

                  (vi) enter into or terminate any Material Contract;

                  (vii) make any expenditure for fixed assets in excess of $5,000 for any single item or $10,000 in the aggregate;

                  (viii) do or fail to do anything that will cause a breach of, or default under, any Material Contract; or


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                  (ix) make any change (whether or not material) in its
accounting procedures, methods, policies or practices or the manner in which Premier or Premier New Orleans maintains its records.

            (b) Notwithstanding subsection (a) above, prior to the Effective Time, each of Premier and Premier New Orleans shall pay all accrued but unpaid bonuses owed by Premier and Premier New Orleans to their respective employees.

      6.02 Access to Information. Subject to the terms of the Letter of Intent and the confidentiality agreement contemplated thereby, Premier, Premier New Orleans and Shareholders shall give to Buyer amid their authorized representatives, during normal business hours, reasonable access to all of each of Premier's and Premier New Orleans' contracts, books and records, and each of Premier and Premier New Orleans shall furnish to Buyer and its authorized representatives such additional financial, legal and other information with respect to each of Premier and Premier New Orleans that Buyer may reasonably request. Except as and to the extent required by law, Buyer shall not disclose or use any Confidential Information with respect to Premier or Premier New Orleans furnished, or to be furnished, by its representatives to Buyer or its representatives in connection herewith at any time or in any manner other than in connection with its evaluation and/or consummation of the transactions contemplated by this Agreement.

      6.03 Schedules. At any time and from time to time between the date hereof and the date that is two business days prior to the Closing Date, each of Premier and Premier New Orleans shall have the right and the continuing obligation to supplement any of the Schedules contained in Article 4 hereof, respectively, with respect to any matter arising or coming to the Knowledge of Premier or Premier New Orleans, respectively, after the date hereof that, if existing, occurring or known at such date, would have been required to be set forth or described in such Schedules.

      6.04 Best Efforts. Each of the parties hereto agrees to use its best efforts to take, or to cause to be taken, all reasonable actions and to do, or to cause to be done, all reasonable things necessary, proper or advisable under Applicable Laws to perform their respective agreements, undertakings and obligations hereunder and to consummate the transactions contemplated by this Agreement. None of the parties hereto will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or become untrue.

      6.05 Exclusive Dealings. Unless and until this Agreement is terminated prior to Closing pursuant to Article 8, neither Premier, Premier New Orleans nor any of their respective affiliates, officers, directors, agents, advisers or shareholders shall (i) solicit submissions of proposals of offers from any Person other than Buyer relating to any acquisition or purchase of all or any material part of the capital stock, assets or properties of Premier or Premier New Orleans, the sale or issuance of any capital stock of Premier,


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Premier New Orleans or of any corporation formed by Premier, Premier New Orleans or any affiliate to which any of the capital stock, assets or properties of Premier or Premier New Orleans may be contributed, or any merger or consolidation of Premier, Premier New Orleans or of any corporation formed by Premier, Premier New Orleans or any affiliate to which any assets or properties of Premier or Premier New Orleans may be contributed (each an "Acquisition Proposal"); (ii) participate in any discussions or negotiations regarding, or furnish any information to any Person other than Buyer, or otherwise cooperate in any way or assist, facilitate or encourage any Acquisition Proposal by any Person other than Buyer; or (iii) enter into any agreement or understanding, whether oral or written, that would prevent the consummation of the transaction proposed hereby.

      6.06 Expenses. If Closing does not occur as set forth in this Agreement, the expenses of the parties hereto shall be paid as provided in Section 8.03.

      6.07 Assignment of FCC Licenses. Promptly upon receipt of notice from Buyer of the arrangement of the Financing, each of Premier and Premier New Orleans agrees to file or cause to be filed all applications and any amendments thereto or additional applications, that may be necessary to obtain the FCC's consent to the assignment of the FCC Licenses to Buyer. Buyer agrees to cooperate with each of Premier and Premier New Orleans in discharging this responsibility. Buyer, on the one hand, and Premier and Premier New Orleans, on the other hand, agree to share equally all costs associated with obtaining the FCC's consent to the assignment of the FCC Licenses.

      6.08 Irrevocable Appointment of Shareholder Representative. By the execution and delivery of this Agreement, including counterparts hereof, each Shareholder hereby irrevocably constitutes and appoints Philip L. Fritz as the true and lawful agent and attorney-in-fact (the "Representative") of such Shareholder with full powers of substitution to act in the name, place and stead of such Shareholder with respect to the matters contained in this Agreement, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement, including the power:

            (a) to execute and deliver all ancillary agreements, certificates, and documents which the Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement;

            (b) to act for Shareholders with respect to all matters referred to in this Agreement, including the right to settle, compromise, litigate or arbitrate any claim on behalf of Shareholders arising under this Agreement or out of the transactions provided for herein;


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            (c) to terminate, amend, or waive any provision of this Agreement;
provided that any such action, shall be taken in the same manner with respect to all Shareholders, unless otherwise agreed by each Shareholder who is subject to any disparate treatment of a potentially adverse nature;

            (d) to employ and obtain the advice of legal counsel, accountants and other professional advisors as the Representative, in his sole discretion, deems necessary or advisable in the performance of its duties as Representative and to rely on their advice and counsel;

            (e) to incur expenses, including fees of attorneys and accountants, in connection with the consummation of the transactions contemplated by this Agreement, and any other fees and expenses allocable or in any way relating to such transactions;

            (f) to do or refrain from doing any further act or deed on behalf of Shareholders which the Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as any of the Sellers could do if personally present and acting;

            (g) to deliver to such Shareholder, within two (2) business days after receipt thereof, such Shareholder's pro rata share of any principal and interest payment made by Buyer under the Note.

      The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Representative as the act of Shareholders in all matters referred to in this Agreement. Each of Shareholders hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of his appointment as Representative of such Shareholder. The Representative shall act for Shareholders on all of the matters set forth in this Agreement in the manner the Representative believes to be in the best interest of Shareholders and consistent with his obligations under this Agreement, but the Representative shall not be responsible to any Shareholder for any loss or damage any Shareholder may suffer by reason of the performance by the Representative of his duties under this Agreement, other than loss or damage arising from willful violation of law or gross negligence in the performance of his duties under this Agreement.

      Each of the Shareholders hereby expressly acknowledges and agrees that the Representative is authorized to act on behalf of such Shareholder notwithstanding any dispute or disagreement among the Shareholders, and that Buyer shall be entitled to rely on any and all action taken by the Representative under this Agreement without liability to, or obligation to inquire of, any of the Shareholders. Buyer is hereby expressly authorized to rely on the genuineness of the signature of the Representative. Upon receipt of any writing which reasonably appears to have been signed by the Representative, Buyer may act upon the same without any further duty of inquiry as to


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the genuineness of the writing. If the Representative resigns or ceases to function in his capacity as such for any reason whatsoever, then a majority in number of the Shareholders shall appoint a successor; provided, however, that if for any reason no successor has been appointed within thirty (30) days, then any Shareholder shall have the right to petition a court of competent jurisdiction for appointment of a successor. Each Shareholder hereby jointly and severally agree to indemnify and hold the Representative harmless, pro rata in accordance with the number of Shares sold by such Shareholder hereunder, from and against any and all liability, loss, cost, damage or expense (including without limitation attorneys' fees) reasonably incurred or suffered as a result of the performance of its duties under this Agreement, except for willful violation of law or gross negligence.

      6.09 Teletouch Litigation. Buyer understands and acknowledges that certain Shareholders are parties to legal proceedings involving Teletouch Paging. Buyer understands and agrees that, except to the extent Premier or Premier New Orleans is or becomes a party to such litigation, Buyer shall have no liability for the payment of any judgment or award resulting from such litigation nor shall Buyer have any claim to any judgment or award to Shareholders resulting from such litigation.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

      7.01 Conditions to Obligations of Buyer. The obligations of Buyer to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer at Buyer's option):

            (a) Bringdown of Representations and Warranties. The representations and warranties of each of Premier, Premier New Orleans and Shareholders contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time and Buyer shall have received certificates to such effect signed by each of Shareholders and an authorized officer of each of Premier and Premier New Orleans.

            (b) Performance and Compliance. Each of Premier and Premier New Orleans shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing, and Buyer shall have received a certificate to such effect signed by an authorized officer of each of Premier and Premier New Orleans.

            (c) Opinion of Counsel. Buyer shall have received from Joyce & Jacobs, Attorneys At Law, L.L.P., counsel for Premier and Premier New Orleans, an opinion dated the Closing Date substantially in the form of Exhibit B.


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            (d) Satisfactory Instruments. All instruments and documents required on Premier's, Premier New Orleans' and Shareholders' part to effectuate and consummate the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance reasonably satisfactory to Buyer and its counsel.

            (e) Litigation. No order of any court or administrative agency shall be in effect which enjoins or prohibits the transactions contemplated hereby or which would limit or materially adversely affect Buyer's ownership or control of Premier or Premier New Orleans or the business of Premier or Premier New Orleans, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Authority (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) which might have a Material Adverse Effect on the future conduct of the business of Premier or Premier New Orleans.

            (f) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect with respect to Premier, Premier New Orleans or Buyer, or any condition or event which is reasonably likely to result in a Material Adverse Effect, subsequent to August 31, 1997; provided however, that for purposes of this Section 7.01(f), such Material Adverse Effect shall not include any event, occurrence or condition adversely affecting the paging industry in general.

            (g) Incumbency Certificate. Each of Premier and Premier New Orleans shall have delivered to Buyer an incumbency certificate dated the Closing Date certifying the incumbency of all officers of each of Premier and Premier New Orleans who have executed this Agreement or any of the other agreements, documents or instruments required to be delivered hereunder. These certificates shall contain specimens of the signatures of each of such officers and shall be executed by an officer of Premier or Premier New Orleans other than an officer whose incumbency or authority is certified.

            (h) Certificate of Existence. Each of Premier and Premier New Orleans shall have delivered to Buyer, with respect to each of Premier and Premier New Orleans, a certificate of the Secretary of State of Louisiana, dated not more than 10 days before the Closing Date, stating that each of Premier and Premier New Orleans is a corporation in existence under the laws of such state and has paid all applicable Taxes due to such state.

            (i) Certified Copies of Resolutions. Each of Premier and Premier New Orleans shall have delivered to Buyer copies, certified by the duly qualified and acting Secretary or Assistant Secretary of each of Premier and Premier New Orleans, of resolutions adopted by the Board of Directors of each of Premier and Premier New Orleans, and of resolutions adopted by the shareholders of each of Premier and Premier


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New Orleans, approving this Agreement and the consummation of the transactions contemplated hereby.

            (j) Delivery of Original Records. Each of Premier and Premier New Orleans shall have delivered to Buyer the original corporate minute books for each of Premier and Premier New Orleans, along with the certificates representing the issued and outstanding shares of capital stock of each of Premier and Premier New Orleans.

            (k) Consents. Each of Premier and Premier New Orleans shall have obtained the consents of all third parties to the contracts and leases set forth on Schedules 4.04(b) and 4.14 and shall deliver written evidence of such consents at the Closing.

            (l) Non-Compete. Mr. Philip Fritz shall have entered into, executed and delivered the Non-Compete Agreement substantially in the form of Exhibit C hereto.

            (m) Repayment of Debt. All debts and other amounts owed by any Shareholder to either Premier or Premier New Orleans shall be repaid in full. Each of Premier and Premier New Orleans shall deliver satisfactory evidence of such repayment to Buyer at Closing. Upon the repayment of all Bank Debt by Buyer in accordance with Section 3.02, Premier and Premier New Orleans shall use their best efforts to deliver or cause to be delivered to Buyer satisfactory evidence of the termination of such Bank Debt and the release of all security interests or other encumbrances of Premier's or Premier New Orleans' Assets, including but not limited to, UCC termination statements.

      7.02 Conditions to Obligations of Premier and Premier New Orleans. The obligations of Premier, Premier New Orleans and Shareholders to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Premier, Premier New Orleans or Shareholders at Premier's, Premier New Orleans' or Shareholders' option):

            (a) Bringdown of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Premier and Premier New Orleans shall have received a certificate to such effect signed by authorized officers of Buyer.

            (b) Performance and Compliance. Buyer shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing, and Premier and Premier New Orleans shall have received a certificate to such effect signed by authorized officers of Buyer.


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            (c) Opinion of Counsel. Premier and Premier New Orleans shall have received from Alston & Bird LLP, counsel for Buyer, an opinion dated the Closing Date substantially in the form of Exhibit D.

            (d) Satisfactory Instruments. All instruments and documents required on Buyer's part to effectuate and consummate the transactions contemplated hereby shall be delivered to Premier and Premier New Orleans and shall be in form and substance reasonably satisfactory to Premier, Premier New Orleans and their counsel.

            (e) Litigation. No order of any court or administrative agency shall be in effect which enjoins or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Authority challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

            (f) Incumbency Certificate. Buyer shall have delivered to Premier and Premier New Orleans an incumbency certificate dated the Closing Date certifying the incumbency of all officers of the Manager of Buyer who have executed this Agreement or any of the other agreements, documents or instruments required to be delivered hereunder. These certificates shall contain specimens of the signatures of each of such officers and shall be executed by officers of the Manager of Buyer other than an officer whose incumbency or authority is certified.

            (g) Certificate of Existence. Buyer shall have delivered to Premier and Premier New Orleans a certificate of the Secretary of State of Georgia, dated not more than 10 days before the Closing Date, stating that Buyer is a limited liability company in existence under the laws of the State of Georgia.

            (h) Certified Copies of Resolutions. Buyer shall have delivered to Premier and Premier New Orleans copies, certified by the duly qualified and acting Secretary or Assistant Secretary of Buyer, of resolutions adopted by the Manager of Buyer approving this Agreement and the consummation of the transactions contemplated hereby.

            (i) Non-Compete. Buyer shall have entered into, executed and delivered the Non-Compete Agreement substantially in the form of Exhibit C hereto.

            (j) Promissory Note. Buyer shall have entered into, executed and delivered to the Representatives the Note substantially in the form of Exhibit A hereto.

            (k) Payment of Debt. At Closing, Buyer shall replay all Bank Debt in accordance with Section 3.02.


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                                    ARTICLE 8
                                   TERMINATION

      8.01 When Agreement May be Terminated. This Agreement may be terminated at any time prior to Closing:

            (a) By Buyer (i) at any time if any representation and warranty of Premier, Premier New Orleans or any Shareholder contained in Article 4 was incorrect in any material respect when made or becomes incorrect in any material respect at any time after the date hereof and prior to the Effective Time, (ii) at any time if Premier or Premier New Orleans fails to comply in any material respect with any provision of Article 6 binding upon it, or (iii) upon written notice to Premier and Premier New Orleans given on or at any time after April 30, 1998 if all the conditions precedent set forth in Section 7.01 to be performed by Premier or Premier New Orleans have not been performed by that date; or

            (b) By Premier and Premier New Orleans upon written notice to Buyer given on or at any time after April 30, 1998 if all the conditions precedent set forth in Section 7.02 to be performed by Buyer have not been performed by that date.

      8.02 Effect of Termination. In the event of termination of this Agreement by either Buyer on the one hand, or Premier or Premier New Orleans, on the other, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of any party or any party's officers or directors, except for liabilities arising from a breach of this Agreement prior to such termination, liabilities set forth in Section 8.03 below and liabilities and obligations under the confidentiality agreements referred to in the Letter of Intent. The provisions of Section 8.03, together with each of the confidentiality agreements referred to in the Letter of Intent, shall survive for a period of one year following the termination of this Agreement and shall not be extinguished thereby, provided however, that neither Premier, Premier New Orleans nor any Shareholder shall disclose any information contained in the Buyer Financial Statements at any time.

      8.03 Payment of Expenses on Termination. If this Agreement is terminated by Buyer pursuant to Section 8.01(a) Premier and Premier New Orleans shall pay and reimburse Buyer for all expenses Buyer incurred prior to such termination in connection with the preparation of this Agreement and the transactions contemplated hereby, provided however, that such expenses shall not exceed $20,000. If this Agreement is terminated by Buyer pursuant to Section 8.01(b) each party shall bear its own expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby. If this Agreement is terminated by Premier and Premier New Orleans pursuant to Section 8.01(c) Buyer shall pay and reimburse Premier and Premier New Orleans for all expenses Premier and Premier New Orleans incurred prior to such termination in connection with the preparation of this Agreement and the transactions contemplated hereby, provided however, that if this Agreement is terminated


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as a result of Buyer's failure to secure the Financing, Buyer shall have no obligation to pay or reimburse Premier or Premier New Orleans for any such expenses, provided further, that such expenses shall not exceed $20,000.

                                    ARTICLE 9
                                 INDEMNIFICATION

      9.01 Definitions

      For the purposes of this Article:

            (a) "Buyer Indemnitees" shall mean Buyer and its agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates

            (b) "Buyer Indemnitor" shall mean Buyer

            (c) "Indemnification Claim" shall mean a claim for indemnification hereunder.

            (d) "Indemnitees" shall mean a Seller Indemnitee or a Buyer Indemnitee, as the context may require.

            (e) "Indemnitors" shall mean a Seller Management Indemnitor, a Seller Non-Management Indemnitor or a Buyer Indemnitor, as the context may require.

            (f) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

            (g) "Seller Indemnitees" shall mean Shareholders.

            (h) "Seller Indemnitors" shall mean Seller Management Indemnitors together with Seller Non-Management Indemnitors.

            (i) "Seller Management Indemnitors" shall mean Premier, Premier New Orleans and Management Shareholders, jointly and severally.

            (j) "Seller Non-Management Indemnitors" shall mean all Shareholders who are not Management Shareholders, severally.


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            (k) "Third Party Claim" shall mean any claim, suit or proceeding
(including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

      9.02 Agreement of Seller Indemnitors to Indemnify

            (a) Subject to the terms and conditions of this Article, Seller Management Indemnitors agree, jointly and severally, to indemnify, defend, and hold harmless Buyer Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Buyer Indemnitee and resulting from, based upon, or arising out of:

                  (i) the inaccuracy, untruth, or incompleteness of any material representation or warranty of Seller Management Indemnitors contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Seller Management Indemnitors in connection herewith, provided however, that for purposes of this Article 9 any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a Material Adverse Effect, and any limitation of such representations and warranties as being "to the knowledge of," "known to" or words of similar effect, shall be disregarded in determining the inaccuracy, untruth, incompleteness or breach thereof; and

                  (ii) a breach of or failure to perform any material covenant or agreement of Seller Management Indemnitors made in this Agreement.

            (b) Subject to the terms and conditions of this Article, Seller Non-Management Indemnitors agree, severally, to indemnify, defend, and hold harmless Buyer Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Buyer Indemnitee and resulting from, based upon, or arising out of:

                  (i) the inaccuracy, untruth, or incompleteness of any material representation or warranty of Seller Non-Management Indemnitors contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Seller Non-Management Indemnitors in connection herewith, provided however, that for purposes of this Article 9 any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a Material Adverse Effect, and any limitation of such representations and warranties as being "to the knowledge of," "known to" or words of similar effect, shall be disregarded in determining the inaccuracy, untruth, incompleteness or breach thereof; and

                  (ii) a breach of or failure to perform any material covenant or agreement of Seller Non-Management Indemnitors made in this Agreement.


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      9.03 Agreement of Buyer Indemnitor to Indemnify

      Subject to the terms and conditions of this Article, Buyer Indemnitor agrees to indemnify, defend, and hold harmless Seller Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Seller Indemnitee and resulting from, based upon, or arising out of:

            (a) the inaccuracy, untruth, or incompleteness of any material representation or warranty of Buyer Indemnitor contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Buyer Indemnitor in connection herewith, provided however, that for purposes of this
Article 9 any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a Material Adverse Effect, and any limitation of such representations and warranties as being "to the knowledge of," "known to" or words of similar effect, shall be disregarded in determining the inaccuracy, untruth, incompleteness or breach thereof; and

            (b) a breach of or failure to perform any material covenant or agreement of Buyer Indemnitors made in this Agreement.

      9.04 Procedures for Indemnification.

            (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

            (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 9.05 hereof shall be observed by Indemnitee and Indemnitor.

            (c) If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by Indemnitor and the dispute is not resolved by Indemnitee and Indemnitor within fifteen (15) days from the date Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 10.13 of this Agreement.

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            (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between Indemnitor and Indemnitee or by an arbitration award or by any other final adjudication, Indemnitor shall pay the amount of such Indemnification Claim in accordance with the instructions of the Indemnitee within ten (10) days of the date such amount is determined.

      9.05 Third Party Claims. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

            (a) Indemnitee shall give Indemnitor written notice of a Third Party Claim promptly after receipt by Indemnitee of notice thereof, and Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to Indemnitee. The failure of Indemnitee to notify Indemnitor of such claim shall not relieve Indemnitors of any liability that it may have with respect to such claim except to the extent Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by Indemnitor shall be an acknowledgment of the obligation of Indemnitor to indemnify Indemnitee with respect to such claim hereunder. If Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 9.04 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

            (b) If, in the reasonable opinion of Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of Indemnitee), Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by Indemnitor, and the costs and expenses of Indemnitee in connection therewith shall be included as part of the indemnification obligations of Indemnitor hereunder. If Indemnitee shall elect to exercise such right, Indemnitors shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

            (c) No settlement of a Third Party Claim involving the asserted liability of Indemnitor under this Article shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or


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delayed. Consent shall be presumed in the case of settlements of $50,000.00 or less where Indemnitor has not responded within five (5) business days of notice of a proposed settlement. If Indemnitor assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by Indemnitor without Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against Indemnitee (ii) the sole relief provided is monetary damages that are paid in full by Indemnitor and
(iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to Indemnitee of a release, in form and substance satisfactory to Indemnitee, from all liability in respect of such Third Party Claim, and (b) Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

            (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

      9.06 Other Rights and Remedies Not Affected. The rights of Indemnitee under this Article 9 are independent of and in addition to such rights and remedies as Indemnitee may have at law or in equity or otherwise for any misrepresentation, breach of warranty or the failure to fulfill any agreement or covenant hereunder on the part of Indemnitor, including without limitation the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.

      9.07 Time Limitations.

            (a) Seller Indemnitors shall have no liability under clause (a)(i) or (b)(i) of Section 9.02 with respect to: (a) the breach of any representation or warranty, other than those set forth in Sections 4.02, 4.04(a), 4.08, 4.10, 4.11(a) and 4.15 hereof, unless on or before two (2) years after the Closing Date Seller Indemnitors are given notice asserting an Indemnification Claim with respect thereto; (b) the breach of the representations and warranties of Seller Indemnitors contained in Section 4.08 hereof, unless notice asserting an Indemnification Claim based thereon is given to Seller Indemnitors prior to the expiration of the period of time when deficiencies may be assessed against Premier or Premier New Orleans with respect to any tax period ended on or prior to the Effective Time; and (c) the breach of the representations and warranties of Seller Indemnitors contained in Section 4.15, unless on or before five (5) years after the Closing Date Seller Indemnitors are given notice asserting an Indemnification Claim with respect thereto. An Indemnification Claim based upon a breach of the representations


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and warranties set forth in Sections 4.02, 4.04(a), 4.10 and 4.11(a) or based upon the failure of any Seller Indemnitor to perform the covenants and agreements to be performed by them hereunder may be made at any time.

            (b) Buyer Indemnitor shall have no liability under clause (a) of
Section 9.03 with respect to the breach of any representation or warranty, other than those set forth in Section 5.02(a) hereof, unless on or before the later of
(i) two (2) years after the Closing Date or (ii) the date of the payment in full of the Note in accordance with its terms, Buyer Indemnitor is given notice asserting an Indemnification Claim with respect thereto. An Indemnification Claim based upon a breach of the representations and warranties set forth in
Section 5.02(a) or based upon the failure of Buyer Indemnitor to perform the covenants and agreements to be performed by it hereunder may be made at any time.

      9.08 Limitations as to Amount. Seller Indemnitors shall have no liability with respect to the matters described in clauses (a) or (b) of Section 9.02 until the total of all Losses with respect thereto exceeds $75,000, in which event Seller Indemnitors shall be obligated to indemnify the Buyer Indemnitees as provided in this Article for all such Losses, provided however, that in no event shall Seller Indemnitors be obligated to indemnify the Buyer Indemnitees for Losses in excess of fifty percent (50%) of the Net Equity Value as of the Closing Date, provided further, that after the fifth anniversary hereof, Seller Indemnitors shall only be liable for Losses to the extent that the aggregate of all Losses exceeds $75,000. The limitations set forth in this Section shall not apply to any intentional misrepresentation or breach of warranty of any Seller Indemnitor or any intentional failure to perform or comply with any covenant or agreement of any Seller Indemnitor, and the Seller Indemnitors shall be liable for all Losses with respect thereto. Buyer Indemnitor shall have no obligation to indemnify the Seller Indemnitees for Losses in excess of $860,000.

      9.09 Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, Indemnitor shall be subrogated to the extent of such payment to the rights of Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

      9.10 Buyer's Right of Set-Off. Notwithstanding anything to the contrary herein contained, Buyer shall have the right to set-off against and deduct from the Note (a) any amount which any Seller Indemnitor becomes obligated (whether by agreement between one or more of the Seller Indemnitors and Buyer or by arbitration award) to pay to Buyer hereunder, and (b) any other amounts which may be payable by the Seller Indemnitors to Buyer under this Agreement or by virtue of the transactions provided for herein. Buyer's right of set-off shall be superior to any right of Seller Indemnitors to request or direct payment of any part or all of the Note to or for the account of Seller Indemnitors. Prior to exercising the aforementioned right of set-off, Buyer shall give Seller Indemnitors five (5) days written notice of its intent to exercise such right. If within five (5) days of receiving such notice, Seller Indemnitors object in writing to Buyer's exercise of its right


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of set-off, then Buyer shall set aside and hold the disputed amount free of any obligation to pay over the disputed amount to or at the direction of Seller Indemnitors, and Buyer's asserted right of set-off will be submitted to arbitration pursuant to Section 10.13 hereof. Notwithstanding anything to the contrary in this Agreement, all amounts set aside and held pending the resolution of arbitration shall remain set aside and held until the final resolution of such arbitration pursuant to Section 10.13 hereof. If at the time for payment of the Note, an Indemnification Claim has been asserted by Buyer but the Seller Indemnitors obligation with respect thereto has not been finally determined or agreed upon, Buyer may withhold payment of such portion of the Note as shall be sufficient to pay and reimburse Buyer for all losses upon which the Indemnification Claim is based and shall not be required to pay such withheld amount over to Seller Indemnitors until five (5) days following the final determination or agreement that the Seller Indemnitors are not obligated to the Buyer Indemnitees with respect to such Indemnification Claim or if obligated the Seller Indemnitors have paid and satisfied such Indemnification Claim in full.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.01 Nature and Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing until that date which is two (2) years after the Closing Date, except that: (i) the representations and warranties contained in Section 4.08 shall survive the Closing until the expiration of the period of time when deficiencies may be assessed against Premier or Premier New Orleans with respect to any tax period ended on or prior to the Effective Time; (ii) the representations and warranties contained in Section 4.15 shall survive the Closing until the fifth anniversary of the Closing Date; and (iii) the representations and warranties contained in Sections 4.02, 4.04, 4.10 and 4.11(a) shall survive indefinitely. Buyer acknowledges that it has been afforded the opportunity to perform such investigation of each of Premier and Premier New Orleans as it deems necessary or appropriate; however, no investigation by Buyer will diminish or obviate any of the representations, warranties, covenants or agreements or Buyer's right to rely upon such representations, warranties, covenants and agreements.

      10.02 Amendment. This Agreement may not be amended or modified without the prior written consent of all parties.

      10.03 Waiver. Failure to insist upon strict compliance with any of the terms or conditions of this Agreement at any one time shall not be deemed a waiver of such term or condition at any other time; nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

      10.04 Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that this Agreement shall in all


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respects be governed by, and construed in accordance with, the laws of the State of Georgia without regard for its conflict of laws doctrine.

      10.05 Notices. Any notice or other communication to be given hereunder shall be in writing and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) mailed by overnight express mail, (iii) sent by facsimile or telecopy machine, followed by confirmation mailed by first-class mail or overnight express mail, or (iv) delivered in person, at the address set forth below, or such other address as a party may provide to the other in accordance with the procedure for notices set forth in this Section:

            If to Buyer:

            Satellink Paging LLC
            1325 Northmeadow Parkway
            Suite 120
            Roswell, Georgia 30076
            Attention:     Mr. Jerry W. Mayfield
            Telephone:     (770) 664-2640
            Telecopy:      (770) 664-2651

            with a copy (which shall not constitute notice) to:

            Alston & Bird LLP
            One Atlantic Center
            1201 W. Peachtree Street
            Atlanta, Georgia 30309
            Attention:     Sidney J. Nurkin, Esq.
            Telephone:     (404) 881-7000
            Telecopy:      (404) 881-7777

            If to Premier or Premier New Orleans:

            Premier Paging, Inc.
            Premier Paging of New Orleans, Inc.
            7627 Jefferson Highway
            Baton Rouge, Louisiana 70809
            Attn:          Mr. Philip Fritz
            Telephone:     (504) 924-4500
            Telecopy:      (504) 937-3305

            with a copy (which shall not constitute notice) to:

            Joyce & Jacobs, Attorneys At Law, LLP
            1019 19th Street, NW


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            Penthouse Two
            Washington, D.C.
            Attn:          Frederick M. Joyce, Esq.
            Telephone:     (202) 457-0100
            Telecopy:      (202) 457-0186

            If to Shareholders:

            Mr. Philip Fritz
            18012 Club View Drive
            Baton Rouge, Louisiana 70810
            Telephone:     (504) 752-8770
            Telecopy:      (504) 752-3284 (call first)

            with a copy (which shall not constitute notice) to:

            Joyce & Jacobs, Attorneys At Law, LLP
            1019 19th Street, NW
            Penthouse Two
            Washington, D.C.
            Attn:          Frederick M. Joyce, Esq.
            Telephone:     (202) 457-0100
            Telecopy:      (202) 457-0186

      10.06 Invalid Provision. If any provision of this Agreement shall be determined to be invalid or unenforceable, this Agreement shall be deemed amended to delete such provision and the remainder of this Agreement shall be enforceable by its terms.

      10.07 Assignment. This Agreement may not be assigned or delegated by any party without the prior written consent of all other parties, which consent shall not be unreasonably withheld or delayed. In the event of assignment of this Agreement the original parties shall remain bound to the obligations, terms, conditions and provisions of this Agreement.

      10.08 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      10.09 Further Assurances. Each party agrees to execute and deliver all such further instruments and do all such further acts as may be reasonably necessary or appropriate to effectuate this Agreement.

      10.10 Headings. Headings and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.


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      10.11 Person and Gender. The masculine gender shall include the feminine and neuter genders and the singular shall include the plural.

      10.12 Entire Agreement. This Agreement, together with its Schedules and Exhibits, and the Letter of Intent and confidentiality agreement referenced therein, constitute the entire agreement of the parties with respect to matters set forth in this Agreement and the Letter of Intent, and supersede any prior understanding or agreement, oral or written, with respect to such matters. To the extent that the provisions of this Agreement and the Letter of Intent may be inconsistent, the provisions of this Agreement shall control.

      10.13 Arbitration.

            (a) The parties agree that any dispute between or among them arising out of or based upon this Agreement, or the consummation of the transactions provided for herein shall be submitted to and resolved by arbitration in Baton Rouge, Louisiana in accordance with the rules and procedures of the American Arbitration Association, and the decision of a single arbitrator in such dispute shall be final and binding on the parties to such arbitration proceeding. Except as the arbitrator may otherwise award or assess the expenses of any such proceeding, each party shall bear its own costs and expenses, including the expense of its counsel, in any such arbitration proceeding. The arbitrator shall be appointed by agreement of the parties. If there is no agreement upon a single arbitrator within fifteen (15) days after the submission of the dispute for arbitration, the arbitrator shall be selected by the following procedure: Buyer shall appoint one (1) arbitrator and Shareholders shall appoint one (1) arbitrator and the two appointed arbitrators shall select a mutually agreeable third arbitrator, which arbitrator shall arbitrate the dispute in accordance with this Section 10.13. If either of the two arbitrators is not so appointed or if the two arbitrators refuse or fail to appoint the third arbitrator within 30 days after the expiration of the aforementioned 15 day period, either party may request the American Arbitration Association to make the appointment in default in accordance with its rules then obtaining and the parties shall abide by any appointment so made.

            (b) Prior to filing for Arbitration hereunder, either party seeking arbitration shall provide the other party with written notice of its intention to file for arbitration. That notice shall state with particularity the basis for such intent and the remedy sought. The recipient party shall have five (5) calendar days to provide a written reply. In the event that such reply does not resolve the matter, the parties agree to meet in person at least one time for the purpose of resolving the matter. That meeting shall occur within ten (10) days of the date the written notice of intent to arbitrate was received. The location for such meeting shall be selected by the party receiving the notice of intent to arbitrate, provided, however, that the selected location shall be within the states of Louisiana or Georgia. If the matter is not resolved by the parties within twenty (20) days of the receipt of the notice of intent to arbitrate, then arbitration may be immediately commenced.


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      10.14 Breakup Fee. If Premier, Premier New Orleans or any of their respective affiliates, officers, directors, agents, advisors or shareholders breach the covenants set forth in Section 6.05 and, at any time on or prior to March 31, 1999, accept an Acquisition Proposal, then Premier and Premier New Orleans shall become jointly and severally liable to Buyer for $250,000 (the "Breakup Fee"). The Breakup Fee shall be payable by cashier's check or wire transfer within five (5) days of receipt by Premier or Premier New Orleans of written notice from Buyer. The Breakup Fee shall be Buyer's exclusive remedy for any breach of the covenants set forth in Section 6.05.

      10.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

                          SIGNATURES ON FOLLOWING PAGE


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        SATELLINK PAGING LLC


                                        By:  SATELLINK COMMUNICATIONS, INC.,
                                               its Manager


                                        By:    /s/ Jerry W. Mayfield
                                               -------------------------------

                                        Name:  Jerry W. Mayfield
                                               -------------------------------

                                        Title: President
                                               -------------------------------


                                        PREMIER PAGING, INC.


                                        By:    /s/ Philip L. Fritz
                                               -------------------------------

                                        Name:  Philip L. Fritz
                                               -------------------------------

                                        Title: President
                                               -------------------------------


                                        PREMIER PAGING OF NEW ORLEANS, INC.


                                        By:    /s/ Philip L. Fritz
                                               -------------------------------

                                        Name:  Philip L. Fritz
                                               -------------------------------

                                        Title: President
                                               -------------------------------


                                        COMMON SHAREHOLDERS OF PREMIER


                                        /s/ Philip L. Fritz
                                        --------------------------------------
                                        Philip L. Fritz


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                                        /s/ Libbie M. Fritz
                                        ------------------------------------
                                        Libbie M. Fritz


                                        /s/ Sidney A. Marchand, III,
                                        ------------------------------------
                                        Sidney A. Marchand, III, as Trustee for
                                        the

                                        TALBOT, SOTILE, CARMOUCHE,
                                        MARCHAND AND MARCELLO, (APLC)
                                        EMPLOYEES PROFIT SHARING PLAN,
                                        DATED MARCH 8, 1982, FOR PARTICIPANT
                                        VINCENT J. SOTILE


                                        /s/ Hilton H. Spence
                                        ------------------------------------
                                        Hilton H. Spence

                                        /s/ Philip L. Fritz
                                        ------------------------------------
                                        Philip L. Fritz as Escrow Agent for the
                                        benefit of
                                        Robert Allen Hebert


                                        LA GA INVESTMENT COMPANY, LLC

                                        By:  /s/
                                             -------------------------------,
                                             its Manager


                                        /s/ Philip L. Fritz
                                        ------------------------------------
                                        Philip L. Fritz as Escrow Agent for the
                                        benefit of Connie Breaux (Boudreaux)


                                        /s/ Gary L. Magee
                                        ------------------------------------
                                        Gary L. Magee

                                        /s/ Thomas Guillot, Jr.
                                        ------------------------------------
                                        Thomas Guillot, Jr.

                                        /s/ John H. Fritz, Jr.
                                        ------------------------------------
                                        John H. Fritz, Jr.

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                                        /s/ Philip L. Fritz
                                        -----------------------------------
                                        Philip L. Fritz as Trustee for the

                                        MICHAEL B. FRITZ TRUST


                                        /s/ Philip L. Fritz
                                        -----------------------------------
                                        Philip L. Fritz as Trustee for the

                                        JOHN A. FRITZ TRUST


                                        /s/ Philip L. Fritz
                                        -----------------------------------
                                        Philip L. Fritz as Trustee for the

                                        EVAN M. FRITZ TRUST


                                        PREFERRED SHAREHOLDERS OF PREMIER


                                        /s/ Virginia D. Fritz
                                        -----------------------------------
                                        Virginia D. Fritz


                                        COMMON SHAREHOLDERS OF PREMIER
                                        NEW ORLEANS


                                        /s/ Philip L. Fritz
                                        -----------------------------------
                                        Philip L. Fritz

                                        /s/ Libbie M. Fritz
                                        -----------------------------------
                                        Libbie M. Fritz

                                        /s/ Sidney A. Marchand, III,
                                        -----------------------------------
                                        Sidney A. Marchand, III, as Trustee for
                                        the

                                        TALBOT, SOTILE, CARMOUCHE,
                                        MARCHAND AND MARCELLO, (APLC)
                                        EMPLOYEES PROFIT SHARING PLAN,
                                        DATED MARCH 8,1982, FOR PARTICIPANT
                                        VINCENT J. SOTILE


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                                                                  EXECUTION COPY


                                        /s/ Hilton L. Spence
                                        ------------------------------------
                                        Hilton L. Spence


                                        /s/ Roy Moursund
                                        ------------------------------------
                                        Roy Moursund


                                        /s/ Roger Cappe
                                        ------------------------------------
                                        Roger Cappe


                                        /S/ Sidney L. Harp, II
                                        ------------------------------------
                                        Sidney L. Harp, II


                                        JMS OPERATING COMPANY



                                        By:    /s/ Jonathan M. Stickland
                                               ----------------------------
                                        Name:  Jonathan M. Stickland
                                               ----------------------------
                                        Title: President
                                               ----------------------------

                                        /s/ John R. Hughes, Jr,
                                        ------------------------------------
                                        John R. Hughes, Jr.


                                        /s/ Sidney A. Marchand, III
                                        ------------------------------------
                                        Sidney A. Marchand, III, as Trustee
                                        for the

                                        TALBOT, SOTILE, CARMOUCHE,
                                        MARCHAND AND MARCELLO, (APLC)
                                        EMPLOYEES PROFIT SHARING PLAN,
                                        DATED MARCH 8,1982, FOR PARTICIPANT
                                        VICTOR L. MARCELLO


                                        LA GA INVESTMENT COMPANY, LLC


                                        By:  /s/ Vincent Sotile
                                             -----------------------------,
                                             its Manager

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                                                                  EXECUTION COPY

                                        /s/ Gary L. Magee
                                        ------------------------------------
                                        Gary L. Magee

                                        /s/ Michael Alden
                                        ------------------------------------
                                        Michael Alden

                                        /s/ Philip L. Fritz
                                        ------------------------------------
                                        Philip L. Fritz, as Escrow Agent
                                        for the benefit of Robert Allen Hebert

                                        /s/ Philip L. Fritz
                                        ------------------------------------
                                        Philip L. Fritz, as Trustee for the

                                        EVAN M. FRITZ TRUST

                                        /s/ Philip L. Fritz
                                        ------------------------------------
                                        Philip L. Fritz, as Trustee for the

                                        JOHN A. FRITZ TRUST

                                        /s/ Philip L. Fritz
                                        ------------------------------------
                                        Philip L. Fritz, as Trustee for the

                                        MICHAEL P. FRITZ TRUST

                                        /s/ Philip L. Fritz
                                        ------------------------------------
                                        Philip L. Fritz, as Escrow Agent
                                        for the benefit of Connie Boudreaux


                                        PREFERRED SHAREHOLDERS OF PREMIER
                                        NEW ORLEANS

                                        /s/ Hilton H. Spence
                                        ------------------------------------
                                        Hilton H. Spence

                                        /s/ Michael Alden
                                        ------------------------------------
                                        Michael Alden


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                                                                  EXECUTION COPY


PREFERRED SHAREHOLDERS OF PREMIER
NEW ORLEANS

/s/ Sidney A. Marchand, III
------------------------------------
Sidney A. Marchand, III Trustee for the

TALBOT, SOTILE, CARMOUCHE,
MARCHAND AND MARCELLO, (APLC)
EMPLOYEES PROFIT SHARING PLAN,
DATED MARCH 8, 1982, FOR PARTICIPANT
VINCENT J. SOTILE


COMMON SHAREHOLDERS OF PREMIER
NEW ORLEANS

/s/ Sidney A. Marchand, III
------------------------------------
Sidney A. Marchand, III Trustee for the

TALBOT, SOTILE, CARMOUCHE,
MARCHAND AND MARCELLO, (APLC)
EMPLOYEES PROFIT SHARING PLAN,
DATED MARCH 8, 1982, FOR PARTICIPANT
DONALD T. CARMOUCHE

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